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                                                             Page 17 of 23 pages




                                    EXHIBIT A

     Each of the undersigned hereby agrees that the Schedule 13G filed on the date hereof with respect to the shares of Common Stock of Virata Corporation has been filed on behalf of the undersigned.

SIGNATURE:

     Dated February 14, 2000

     Entities:

Oak Investment Partners VI, Limited Partnership
Oak Associates VI, LLC
Oak VI Affiliates Fund, Limited Partnership
Oak VI Affiliates, LLC
Oak Management Corporation


                                     By:      /S/ EDWARD F. GLASSMEYER
                                              ----------------------------------
                                              Edward F. Glassmeyer, as
                                              General Partner or
                                              Managing Member or as
                                              Attorney-in-fact for the
                                              above-listed entities
     Individuals:

Bandel L. Carano
Gerald R. Gallagher
Edward F. Glassmeyer
Fredric W. Harman
Ann H. Lamont
Eileen M. More

                                     By:      /S/ EDWARD F. GLASSMEYER
                                              ----------------------------------
                                              Edward F. Glassmeyer,
                                              Individually and as
                                              Attorney-in-fact for the
                                              above-listed individuals